Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

February 28, 2012

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2012 SECOND QUARTER RESULTS

Palm Beach Gardens, Florida, February 28, 2012 – Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 28, 2012.

The Company reported:

•
Contract revenues of $267.4 million for the quarter ended January 28, 2012, compared to $218.2 million for the quarter ended January 29, 2011, an increase of 19.2% after adjusting for revenues in each period from businesses acquired during the second quarter of fiscal 2011;

•	Adjusted EBITDA (Non-GAAP) of $24.7 million for the quarter ended January 28, 2012, compared to $16.2 million for the quarter ended January 29, 2011; and

•
Net income on a GAAP basis of $3.5 million, or $0.10 per common share diluted, for the quarter ended January 28, 2012, compared to a net loss on a GAAP basis of $5.1 million, or $0.14 loss per common share diluted, for the quarter ended January 29, 2011. On a Non-GAAP basis, the net loss for the quarter ended January 29, 2011 was $1.2 million, or $0.03 per common share diluted.  This Non-GAAP net loss excludes a $5.7 million pre-tax loss on debt extinguishment associated with the Company’s fiscal 2011 tender offer for its 8.125% senior subordinated notes due 2015, and $0.2 million in pre-tax acquisition related costs.

The Company also reported:

•
Contract revenues of $587.0 million for the six months ended January 28, 2012, compared to $479.8 million for the six months ended January 29, 2011, an increase of 17.8% after adjusting for revenues in each period from businesses acquired during the second quarter of fiscal 2011;

•	Adjusted EBITDA (Non-GAAP) of $65.1 million for the six months ended January 28, 2012, compared to $46.6 million for the six months January 29, 2011; and

•
Net income on a GAAP basis of $16.5 million, or $0.48 per common share diluted, for the six months ended January 28, 2012, compared to $1.7 million, or $0.05 per common share diluted, for the six months ended January 29, 2011. On a Non-GAAP basis, net income for the six months ended January 29, 2011 was $5.5 million, or $0.15 per common share diluted. Non-GAAP net income for the six months ended January 29, 2011 excludes a $5.7 million pre-tax loss on debt extinguishment associated with the Company’s fiscal 2011 tender offer for its 8.125% senior subordinated notes due 2015, and $0.2 million in pre-tax acquisition related costs.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and acquisition related costs. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.

A conference call to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, February 29, 2012; call 800-553-5260 (United States) or 612-332-0820 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call.A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.”  The conference call materials will be available at approximately 8 a.m. (ET) on February 29, 2012. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, March 30, 2012.

Dycom is a leading provider of specialty contracting services throughout the United States.  These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period.  The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2012 second quarter results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
January 28, 2012 and July 30, 2011
Unaudited

	January 28,	July 30,
	2012	2011
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and equivalents	$86,195	$44,766
Accounts receivable, net	102,698	138,552
Costs and estimated earnings in excess of billings	83,493	90,855
Inventories	30,263	20,558
Deferred tax assets, net	15,393	15,957
Income taxes receivable	4,437	8,685
Other current assets	12,641	10,938
Total current assets	335,120	330,311

PROPERTY AND EQUIPMENT, NET	156,315	149,439
GOODWILL	174,849	174,849
INTANGIBLE ASSETS, NET	52,972	56,279
OTHER	12,846	13,877
TOTAL NON-CURRENT ASSETS	396,982	394,444
TOTAL ASSETS	$732,102	$724,755

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,602	$39,399
Current portion of debt	167	232
Billings in excess of costs and estimated earnings	1,307	749
Accrued insurance claims	24,999	26,092
Other accrued liabilities	41,355	52,041
Total current liabilities	99,430	118,513

LONG-TERM DEBT	187,500	187,574
ACCRUED INSURANCE CLAIMS	22,642	23,344
DEFERRED TAX LIABILITIES, NET NON-CURRENT	42,883	39,923
OTHER LIABILITIES	3,752	3,550
Total liabilities	356,207	372,904

Total Stockholders' Equity	375,895	351,851
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$732,102	$724,755

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 28,	January 29,	January 28,	January 29,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)

Contract revenues	$267,407	$218,203	$586,981	$479,787

Costs of earned revenues, excluding depreciation and amortization	220,239	181,621	475,426	390,943
General and administrative expenses (1)	24,275	21,835	49,633	44,660
Depreciation and amortization	15,528	15,787	31,486	31,403
Total	260,042	219,243	556,545	467,006

Interest income	8	34	25	63
Interest expense	(4,185)	(3,773)	(8,375)	(7,481)
Loss on debt extinguishment	-	(5,738)	-	(5,738)
Other income, net	2,357	2,207	5,317	3,964

Income (loss) before income taxes	5,545	(8,310)	27,403	3,589

Provision (benefit) for income taxes	2,060	(3,216)	10,952	1,936

Net income (loss)	$3,485	$(5,094)	$16,451	$1,653

Earnings (loss) per common share:

Basic earnings (loss) per common share	$0.10	$(0.14)	$0.49	$0.05

Diluted earnings (loss) per common share	$0.10	$(0.14)	$0.48	$0.05

Shares used in computing income (loss) per common share:
Basic	33,759,015	35,221,017	33,633,596	36,343,068

Diluted	34,636,520	35,221,017	34,431,419	36,566,672

(1) Includes stock-based compensation expense of $1.6 million and $3.0 million for the three and six months ended January 28, 2012, respectively, and $1.0 million and $1.8 million for the three and six months ended January 29, 2011, respectively.

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 28,	January 29,	January 28,	January 29,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)

Pre-Tax Reconciling Items decreasing net income (loss)
Loss on debt extinguishment	$-	$(5,738)	$-	$(5,738)
Acquisition related costs	-	(223)	-	(223)
Total Reconciling Items	$-	$(5,961)	$-	$(5,961)

GAAP net income (loss)	$3,485	$(5,094)	$16,451	$1,653
Adjustment for Reconciling Items above, net of tax	-	3,875	-	3,875
Non-GAAP net income (loss)	$3,485	$(1,219)	$16,451	$5,528

Earnings (loss) per common share:

Basic earnings (loss) per common share - GAAP	$0.10	$(0.14)	$0.49	$0.05
Adjustment for Reconciling Items above, net of tax	-	0.11	-	0.11
Basic earnings (loss) per common share - Non-GAAP	$0.10	$(0.03)	$0.49	$0.15

Diluted earnings (loss) per common share - GAAP	$0.10	$(0.14)	$0.48	$0.05
Adjustment for Reconciling Items above, net of tax	-	0.11	-	0.11
Diluted earnings (loss) per common share - Non-GAAP	$0.10	$(0.03)	$0.48	$0.15

Earnings (loss) per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings (loss) per common share and adjustment for Reconciling Items above:

Basic	33,759,015	35,221,017	33,633,596	36,343,068

Diluted	34,636,520	35,221,017	34,431,419	36,566,672

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and six months ended January 28, 2012 and January 29, 2011 and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 28,	January 29,	January 28,	January 29,
	2012	2011	2012	2011
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$3,485	$(5,094)	$16,451	$1,653
Interest expense, net	4,177	3,739	8,350	7,418
Provision for income taxes	2,060	(3,216)	10,952	1,936
Depreciation and amortization expense	15,528	15,787	31,486	31,403
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	25,250	11,216	67,239	42,410
Gain on sale of fixed assets	(2,220)	(1,980)	(5,139)	(3,510)
Stock-based compensation expense	1,642	981	2,968	1,772
Loss on debt extinguishment	-	5,738	-	5,738
Acquisition related costs	-	223	-	223
Adjusted EBITDA (Non-GAAP)	$24,672	$16,178	$65,068	$46,633

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the reconciliation of contract revenues adjusted for revenues from businesses acquired in the second quarter of fiscal 2011, and the change from the comparable prior year period.

	Contract Revenues - GAAP	Revenues from businesses acquired in the second quarter of fiscal 2011	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended January 28, 2012	$267,407	$(13,633)	$253,774	22.5%	19.2%

Three Months Ended January 29, 2011	$218,203	$(5,258)	$212,945

Six Months Ended January 28, 2012	$586,981	$(28,101)	$558,880	22.3%	17.8%

Six Months Ended January 29, 2011	$479,787	$(5,258)	$474,529